Exhibit 3.1(B)

[GRAPHIC]

I certify the attached is a true and correct copy of the Articles of Amendment, filed on June 3, 2004, to Articles of Incorporation for ATLANTIC POLYPLANTS, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H04000118423. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P03000068863.

Authentication Code: 504A00038290–060404–P03000068863–1/1

Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Fourth day of June, 2004

(Seal)	/s/ Blenda E. Hood

Blenda E. Hood
Secretary of State

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

ATLANTIC POLYPLANTS, INC.

Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the President of ATLANTIC POLYPLANTS, INC., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida (the “Corporation”), bearing document number P03000068863, certifies:

FIRST: The Board of Directors and a majority of the holders of the voting capital stock of the Corporation approved the Amendment to the Corporation’s Articles of Incorporation as follows:

Article IV of the Corporation’s Articles of Incorporation shall be deleted in its entirety and replaced with the following:

ARTICLE IV

SHARES

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 20,000,000 shares of common stock, par value $.001 per share.

SECOND: Pursuant to Sections 607.0821 and 607.0704 of the Florida Business Corporation Act, the foregoing amendment was adopted by the Board of Directors and a majority of the holders of the voting capital stock of the Corporation on May 28th, 2004. Therefore, the number of votes cast for the amendment to the Corporation’s Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed these Articles of Amendment this 28th day of May 2004.

ATLANTIC POLYPLANTS, INC.

/s/ Mark Kallan

Mark Kallan, Chief Executive Officer